                                                                   EXHIBIT 5(b)
                   WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP
                        Twelfth Floor Packard Building
                             111 South 15th Street
                        Philadelphia, PA  19102-2678
                            Phone:  (215) 977-2000
                             Fax:  (215) 977-2334


                                August 3, 1998

Circus Circus Enterprises, Inc.
2880 Las Vegas Boulevard South
Las Vegas, Nevada  89109

Gentlemen:

     We have acted as counsel to Circus Circus Enterprises, Inc., a Nevada corporation (the "Company"), and Circus Finance I and Circus Finance II, statutory business trusts formed under the laws of Delaware (each, a "Trust"), in connection with the registration by the Company and the Trusts of securities of the Company and the Trusts with an aggregate initial public offering price of up to $550,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies pursuant to a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities
Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of (A) securities of the Company, which may be in the form of
(i) senior secured debt securities (the "Senior Secured Debt Securities"),
(ii) senior unsecured debt securities (the "Senior Unsecured Debt Securities"), (iii) senior subordinated debt securities (the "Senior Subordinated Debt Securities"), and (iv) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Secured Debt Securities, the Senior Unsecured Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities"), (v) subordinated deferrable interest debentures (the "Subordinated Deferrable Interest Debentures") and/or (vi) the Trust Preferred Securities Guarantees (as defined below) and (B) securities of the Trusts in the form of preferred securities evidencing preferred undivided beneficial interests in the assets of the respective Trusts (each, a "Trust Preferred Security," and, collectively, the "Trust Preferred Securities"). The payment of periodic cash distributions with respect to the Trust Preferred Securities of each of the Trusts, out of moneys held by the respective Trusts, and payments on liquidation, redemption or otherwise with respect to such Trust Preferred Securities will be guaranteed by the Company (each, a "Trust Preferred Securities Guarantee," and, collectively, the "Trust Preferred Securities Guarantees"). The Debt Securities, the Subordinated Deferrable Interest Debentures, the Trust Preferred Securities and the Trust Preferred Securities Guarantees are referred to collectively as the "Securities" and individually as a "Security."

Circus Circus Enterprises, Inc.
August 3, 1998
Page 2

     Resolutions adopted by the Board of Directors of the Company (the "Board of Directors") relating to the Securities authorize the filing of an additional registration statement (the "Additional Registration Statement") for the purpose of registering for issuance and sale an additional amount of Securities pursuant to Rule 462 under the Securities Act (the "Additional Securities"), which may consist of additional Debt Securities (the "Additional Debt Securities"), additional Subordinated Deferrable Interest Debentures (the "Additional Subordinated Deferrable Interest Debentures"), additional Trust Preferred Securities (the "Additional Trust Preferred Securities") and additional Trust Preferred Securities Guarantees (the "Additional Trust Preferred Securities Guarantees").

     The Senior Secured Debt Securities (and any Additional Debt Securities issued as Senior Secured Debt Securities) are proposed to be issued under an indenture (the "Senior Secured Indenture") to be executed between the Company and The Bank of New York ("BNY") or another entity selected by the Company to serve as trustee under the Senior Secured Indenture. The Senior Unsecured Debt Securities (and any Additional Debt Securities issued as Senior Unsecured Debt Securities) are proposed to be issued under an indenture (the "Senior Unsecured Indenture") to be executed between the Company and BNY or another entity selected by the Company to serve as trustee under the Senior Unsecured Indenture. The Senior Subordinated Debt Securities (and any Additional Debt Securities issued as Senior Subordinated Debt Securities) are proposed to be issued under an indenture (the "Senior Subordinated Indenture") to be executed between the Company and BNY or another entity selected by the Company to serve as trustee under the Senior Subordinated Indenture. The Subordinated Debt Securities (and any Additional Debt Securities issued as Subordinated Debt Securities) are proposed to be issued under an indenture (the "Subordinated Indenture") to be executed between the Company and BNY or another entity selected by the Company to serve as trustee under the Subordinated Indenture. The Subordinated Deferrable Interest Debentures (and any Additional Subordinated Deferrable Interest Debentures) are proposed to be issued under an indenture (the "Subordinated Deferrable Interest Debentures Indenture", and collectively with the Senior Secured Indenture, the Senior Unsecured Indenture, the Senior Subordinated Indenture and Subordinated Indenture, the "Indentures") to be executed between the Company and BNY or another entity selected by the Company to serve as trustee under the Subordinated Deferrable Interest Debentures Indenture. The forms of the Indentures are included as exhibits to the Registration Statement). Each of the Trust Preferred Securities (and any Additional Trust Preferred Security) is proposed to be issued under the Amended and Restated Declaration of Trust of the Trust issuing such Trust Preferred Securities and/or Additional Trust Preferred Securities (each, a "Trust Agreement," and, collectively, the "Trust Agreements"). A form of each Trust Agreement is included as an exhibit to the Registration Statement. Each of the Trust Preferred Securities Guarantees (and any Additional Trust Preferred Securities Guarantee) is proposed to be issued under a Preferred Securities Guarantee Agreement (each, a "Preferred Securities Guarantee Agreement") to be executed between the Company and BNY or another entity selected by the Company to serve as trustee thereunder. The forms of the Preferred Securities Guarantees are included as exhibits to the Registration Statement.

Circus Circus Enterprises, Inc.

August 3, 1998
Page 3

     For purposes of rendering this opinion, we have examined such corporate proceedings of the Company (including such proceedings relating to the Trusts), certificates of public officials, certificates of officers or other representatives of the Company, corporate records and other instruments and documents, and have examined such question of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. Our examination of documents has included originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (a) Certain resolutions adopted by the Board of Directors relating to the Securities and the Additional Securities;

     (b) The Certificate of Trust of each Trust, dated June 23, 1998 (each, a "Certificate"), as each such Certificate was filed in the office of the Secretary of State of the State of Delaware (the "Delaware Secretary of State"") on June 23, 1998;

     (c) The Declaration of Trust of each Trust, dated as of June 23, 1998, each among the Company and the trustees of the Trust named therein;

     (d) A Certificate of Good Standing for each Trust, dated June 23, 1998, obtained from the Delaware Secretary of State.

     (e) The Registration Statement, in substantially the form to be filed with the Commission;

     (f) The form of each of the Trust Agreements included as an exhibit to the Registration Statement;

     (g) The form of each of the Indentures included as an exhibit to the Registration Statement;

     In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents, and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any

Circus Circus Enterprises, Inc.
August 3, 1998
Page 4

facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

     The Securities and the Additional Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update this opinion.

     Based upon and subject to the foregoing, and subject to the assumptions, qualifications, limitations and exceptions stated below, we are of the opinion that, as of the date hereof:

1. The Company has been duly organized and is validly existing under the laws of the State of Nevada.

2. The form of each of the Indentures filed as an exhibit to the Registration Statement has been duly authorized by the Board of Directors.

3. Each of the Indentures, as modified in accordance with duly adopted resolutions of the Board of Directors, including any appropriate committee appointed thereby, to reflect the additional terms applicable to the Debt Securities or the Subordinated Deferrable Interest Debentures, as the case may be, to which such Indenture relates, when executed and delivered by the Company, will be a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Debt Securities or Subordinated Deferrable Interest Debentures, as the case may be, denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payment outside the United States or in foreign currency or composite currency and (e) the criminal usury statute of the State of New York

Circus Circus Enterprises, Inc.
August 3, 1998
Page 5

prohibiting the charging or receipt of interest at a rate exceeding twenty-five percent per annum.

4. With respect to any series of Debt Securities and any Additional Debt Securities (collectively, the "Offered Debt Securities"), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities (the "Debt Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto and constitutes an agreement binding on all of the parties thereto; (ii) if the Offered Debt Securities are to be sold on an agency basis, the distribution agreement with respect to the Offered Debt Securities (the "Debt Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto and constitutes an agreement binding on all of the parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating thereto so as not to violate any applicable law or the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and has been duly executed and delivered by the Company and the trustee thereunder; and
(vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the related Debt Underwriting Agreement or Debt Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect

Circus Circus Enterprises, Inc.
August 3, 1998
Page 6

relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Debt Securities or Additional Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and
(e) the criminal usury statute of the State of New York prohibiting the charging or receipt of interest at a rate exceeding twenty-five percent per annum.

          We note that, as of the date hereof, a judgment for money in an action based on a Debt Security or an Additional Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Debt Security or an Additional Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

5. With respect to any series of Subordinated Deferrable Interest Debentures and any Additional Subordinated Deferrable Interest Debentures (collectively, the "Offered Subordinated Deferrable Interest Debentures"), when (i) if the Offered Subordinated Deferrable Interest Debentures are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subordinated Deferrable Interest Debentures (the "Debentures Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto and constitutes an agreement binding on all of the parties thereto; (ii) if the Offered Subordinated Deferrable Interest Debentures are to be sold on an agency basis, the distribution agreement with respect to the Offered Subordinated Deferrable Interest Debentures (the "Debentures Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto and constitutes an agreement binding on all of the parties thereto; (iii) the Board of Directors, including any

Circus Circus Enterprises, Inc.
August 3, 1998
Page 7

appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subordinated Deferrable Interest Debentures and related matters; (iv) the terms of the Offered Subordinated Deferrable Interest Debentures and of their issuance and sale have been duly established in conformity with the Indenture relating thereto so as not to violate any applicable law or the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Indenture has been duly qualified under the Trust Indenture Act and has been duly executed and delivered by the Company and the trustee thereunder; and (vi) the Offered Subordinated Deferrable Interest Debentures have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Subordinated Deferrable Interest Debentures, when issued and sold in accordance with the applicable Indenture and the related Debentures Underwriting Agreement or Debentures Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Subordinated Deferrable Interest Debentures or Additional Subordinated Deferrable Interest Debentures denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and (e) the laws of the State of New York prohibiting the charging or receipt of interest at a rate exceeding twenty-five percent per annum.

     We note that, as of the date hereof, a judgment for money in an action based on a Subordinated Deferrable Interest

Circus Circus Enterprises, Inc.
August 3, 1998
Page 8

Debenture or an Additional Subordinated Deferrable Interest Debenture denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Subordinated Deferrable Interest Debenture or Additional Subordinated Deferrable Interest Debenture is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

6. With respect to the shares of any series of Trust Preferred Securities and any Additional Trust Preferred Securities (collectively, the "Offered Trust Preferred Securities"), when (i) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Trust Preferred Securities (the "Trust Preferred Securities Underwriting Agreement") has been duly authorized, executed and delivered by the Company, the Trust issuing such securities (the "Issuing Trust") and the other parties thereto and constitutes an agreement binding on all of the parties thereto;
(ii) if the Offered Trust Preferred Securities are to be sold on an agency basis, the distribution agreement with respect to the Offered Trust Preferred Securities (the "Trust Preferred Securities Distribution Agreement") has been duly authorized, executed and delivered by the Company, the Issuing Trust and the other parties thereto and constitutes an agreement binding on all of the parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Trust Preferred Securities and related matters, and the Issuing Trust and its trustees have taken all necessary action to approve the issuance and terms of the Offered Trust Preferred Securities and related matters; (iv) the Trust Agreement of the Issuing Trust has been duly qualified under the Trust Indenture Act and

Circus Circus Enterprises, Inc.
August 3, 1998
Page 9

has been duly executed and delivered by the Company and the trustees of the Issuing Trust; (v) the terms of the Offered Trust Preferred Securities and of their issuance and sale have been duly established in conformity with the Trust Agreement of the Issuing Trust, so as not to violate any applicable law or the Trust Agreement of the Issuing Trust or result in a default under or breach of any agreement or instrument binding upon the Company or the Issuing Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Issuing Trust; and (vi) certificates representing the shares of the Offered Trust Preferred Securities are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Trust Preferred Securities, when issued and sold in accordance with the related Trust Preferred Securities Underwriting Agreement or Trust Preferred Securities Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will represent valid and (subject to the qualification set forth in paragraph 9, below) fully paid and nonassessable undivided beneficial interests in the assets of the Issuing Trust.

7. With respect to the Trust Preferred Securities Guarantees and any Additional Trust Preferred Securities Guarantees (collectively, the "Offered Trust Preferred Securities Guarantees"), when (i) the Preferred Securities Guarantee Agreement relating to the Offered Trust Preferred Securities Guarantees has been duly executed by the Company and the trustee thereunder and has been duly qualified under the Trust Indenture Act; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of such Offered Trust Preferred Securities Guarantees, the terms of the offering thereof and related matters; and (iii) the Offered Trust Preferred Securities to which such Offered Trust Preferred Securities Guarantees relate have been duly issued in accordance with paragraph 6, above, the Offered Trust Preferred Securities Guarantees will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and will be entitled to the benefits of the related Preferred Securities Guarantee Agreement, except to the extent that enforcement of the Offered Trust Preferred Securities Guarantees may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting

Circus Circus Enterprises, Inc.
August 3, 1998
Page 10

creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity),
(c) requirements that a claim with respect to any Trust Preferred Securities Guarantee or Additional Trust Preferred Securities Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of

Circus Circus Enterprises, Inc.
August 3, 1998
Page 11

exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and
(e) the laws of the State of New York prohibiting the charging or receipt of interest at a rate exceeding twenty-five percent per annum.

     We note that, as of the date hereof, a judgment for money in an action based on a Trust Preferred Securities Guarantee or an Additional Trust Preferred Securities Guarantee denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Trust Preferred Securities Guarantee or Additional Trust Preferred Securities Guarantee is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

8. Each Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. Section 3801, et seq.

9. Each holder of Trust Preferred Securities and Additional Trust Preferred Securities, as a beneficial owner of the Issuing Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of Trust Preferred Securities and Additional Trust Preferred Securities may be obligated to make payments as set forth in the Trust Agreements.

     With the exception of paragraphs 1 and 2 above, the opinions expressed herein are limited to the laws of New York and Delaware and the federal laws of the United States of America. The opinions expressed in paragraphs 1 and 2, above, are limited to the laws of Nevada and, in rendering these opinions we have relied, with your consent, and without any independent investigation, solely and completely on the opinion of Shreck Morris, Las Vegas, Nevada, a copy of which is attached hereto as Exhibit A.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to

Circus Circus Enterprises, Inc.
August 3, 1998
Page 12

the incorporation by reference of this opinion as an exhibit to the Additional Registration Statement. We also consent to the references to our firm under the caption entitled "Legal Matters" in the Prospectus and the Prospectus Supplement constituting part of the Registration Statement and to the incorporation by reference of such references to our

Circus Circus Enterprises, Inc.
August 3, 1998
Page 13

firm in the Additional Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                         Very truly yours,


               /s/ WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP